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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2001

TRANSCRYPT INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	0-21681 (Commission File Number)	47-0801192 (I.R.S. Employer Identification Number)

4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code: (402) 474-4800

Item 4.  Changes in Registrant's Certifying Accountant.

    On October 12, 2001, Transcrypt International, Inc., (the "Registrant") dismissed its independent accountant, KPMG LLP ("KPMG") and selected Grant Thornton LLP as its independent accountant to audit its financial statements for the year ending December 31, 2001.

    KPMG audited the consolidated balance sheet of the Registrant and its subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years then ended (collectively referred to as the "Financial Statements"). KPMG's reports on the Financial Statements did not contain an adverse opinion, disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except that KPMG LLP's report on the consolidated financial statements of the Registrant and its subsidiaries as of and for the years ended December 31, 2000 and 1999, contained a separate paragraph stating: "The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty."

    The decision to dismiss KPMG was unanimously recommended by the Registrants' Audit Committee and unanimously approved by the Registrant's Board of Directors. Further, the decision to select Grant Thornton was unanimously recommended by both the Registrants' Audit Committee and Board of Directors.

    During the two most recent fiscal years of the Registrant and its subsidiaries and the subsequent interim period through October 12, 2001, there were no disagreements between the Registrant and its subsidiaries and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

Item 7.  Financial Statements and Exhibits

(c)
Exhibits

    The following exhibits are attached:

    Exhibit 16—Letter to the Commission regarding change in certifying accountant.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRANSCRYPT INTERNATIONAL, INC.
Date: October 18, 2001	By:	/s/ MICHAEL E. JALBERT Michael E. Jalbert Chairman of the Board and Chief Executive Officer (Principal executive officer and duly authorized signatory)

INDEX TO EXHIBITS

Exhibit No.	Description
16	Letter to the Commission regarding change in certifying accountant.

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  Item 4. Changes in Registrant's Certifying Accountant.
  Item 7. Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS